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                                                                      Exhibit 21
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                          List of Subsidiaries for :
                          --------------------------
           Airtech International Group, Inc. a Wyoming Corporation;
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Airtech International Corporation, A Texas Corporation;

Airsopure Inc., a Texas Corporation

Airsopure International Group, Inc. a Nevada Corporation;

Watersopure, Inc., a shelf-non-operating, Texas Corporation;

McCleskey Sales and Services, Inc., a dormant Texas Corporation

And,

Airsopure, Inc. is a General Partner in "Airsopure 999, LP", a Texas Limited Partnership